The Calvert Fund
Form N-SAR
Period Ended March 31, 2017

Sub-Item 77Q1(e)

The Investment Advisory Agreement dated December
31, 2016 between The Calvert Fund (the
"Registrant"), on behalf of its series as included below, and Calvert Research and Management is incorporated herein by reference to Exhibit (d) of Post-Effective Amendment No. 111 to the
Registrant's
Registration Statement on Form N-1A (1933 Act File
No. 002-76510) as previously filed with the Securities and Exchange Commission on January 30,
2017 (SEC Accession No. 0000940394-17-000164).

Calvert High Yield Bond Fund
Calvert Income Fund
Calvert Long-Term Income Fund
Calvert Short Duration Income Fund
Calvert Ultra-Short Income Fund